UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

March 8, 2016
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01: REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On March 8, 2016, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the third quarter of fiscal year 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the third quarter fiscal year 2016 earnings presentation.

Exhibit No. Description

99.1           Press release dated March 8, 2016 titled “Wiley Reports Third Quarter Fiscal Year 2016 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10         Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports Third Quarter Fiscal Year 2016 Results

•	Revenue of $436 million, up 3% over prior year on a constant currency basis and excluding a $29 million transitional (non-cash) impact of shifting to time-based journal subscriptions
•	Journal revenue of $181 million, up 5% on a constant currency basis and excluding the transitional (non-cash) impact of shifting to time-based journal subscriptions
•
Adjusted EPS of $0.67, up 6% on a constant currency basis and excluding a $0.32 transitional (non-cash) impact of shifting to time-based journal subscriptions. GAAP EPS for the quarter was $0.61 compared to $0.72 reported in the prior year period

•	Revenue for the nine months essentially flat and adjusted EPS up 2% on a constant currency basis and excluding the impact of shifting to time-based journal subscriptions
•	Reaffirming full-year outlook of flat revenue and flat adjusted EPS, excluding the impact of foreign exchange and the shift to time-based journal subscriptions

March 8, 2016 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and learning solutions that improve outcomes in research, professional practice, and education, today announced the following results for the third quarter of fiscal year 2016:

                                                                                                                              % Change
$ millions	FY16	FY15	Excluding FX	Including FX
Revenue:
Q3	$436.4	$465.9	(3%)	(6%)
9 Months	$1,292.7	$1,380.8	(2%)	(6%)
Adjusted EPS:
Q3	$0.67	$0.99	(26%)	(32%)
9 Months	$2.04	$2.45	(11%)	(17%)
GAAP EPS:
Q3	$0.61	$0.72		(15%)
9 Months	$1.90	$2.18		(13%)

Note: Results include transitional impact of shift to time-based journal subscriptions ($29 million revenue and $0.32 EPS). There is no cash impact from the change. Adjusted results exclude restructuring charges in the current and prior year periods and a deferred tax benefit in the current year period. Please see the attached financial schedules.

Management Commentary
“We are pleased with our solid progress this quarter,” said Mark Allin, President and CEO.  “Operationally, our journals business achieved five percent revenue growth in the quarter, buoyed by a large backfile sale and steady subscription results.  Our solutions businesses, including test preparation, corporate learning, and online program management, continued to post double-digit revenue growth rates.  The Research segment was also lifted by strong digital book sales, while Education saw solid growth in the key areas of Custom Material and WileyPLUS Course Workflow.”

Fiscal Year 2016 Outlook
Wiley is reaffirming its fiscal year 2016 outlook of flat revenue and flat adjusted earnings per share (EPS) on a constant currency basis and excluding the adverse transitional impact of shifting to time-based journal subscriptions.  As previously announced, Wiley is moving from issue-based journal subscriptions to time-based digital journal subscription agreements for calendar year 2016.  The change will shift roughly $37 million of revenue and $0.40 of EPS from FY16 to FY17, with recurring effect annually thereafter.  We previously estimated these impacts to be $35 million of revenue and $0.35 of EPS.  The shift to time-based subscriptions will not impact cash flow for the year.  Included in the FY16 EPS guidance is an incremental expense impact of more than $0.15 as compared to FY15 for the enterprise resource planning (ERP) and related systems implementations.

Foreign Exchange (FX)
Wiley generates half of its revenue from outside the United States, and is therefore exposed to foreign exchange rate fluctuations, particularly in relation to the euro and pound sterling.  For fiscal year 2015, the weighted average rates for sterling and the euro were 1.60 and 1.25, respectively, on a US dollar equivalent basis.  The weighted average rates for the first nine months of fiscal 2016 were 1.53 and 1.11, respectively.  Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

Adjusted Results
The Company provides financial measures referred to as “adjusted” contribution to profit and EPS, which exclude restructuring charges and deferred tax benefits.  Variances to adjusted contribution to profit and EPS are on a constant currency basis unless otherwise noted.  Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Third Quarter Summary
•
Third quarter revenue declined 3% on a constant currency basis to $436.4 million but rose 3% excluding both currency and the shift to time-based journal subscriptions ($29 million transitional impact).  Performance was driven by a $10 million journal backfile sale to a national consortium, and double-digit growth in Research Books and References (+13%), Author-Funded Access (+11%), Online Test Preparation (+69%), Online Program Management (+13%), and Custom Education Material (+20%).  The positive performance offset an unfavorable reporting comparison with prior year for Corporate Learning (three months reported vs. five months in the year-ago period due to a prior year CrossKnowledge reporting lag, -$5 million) and a double-digit revenue decline in Education books (-12%).  Nine month revenue of $1,293 million declined 2% on a constant currency basis but was essentially flat excluding currency impacts and the shift to time-based journal subscriptions.

•
Third quarter adjusted EPS declined 26% on a constant currency basis but rose 6% excluding both currency and the shift to time-based journal subscriptions ($0.32 transitional impact).  Adjusted EPS excludes a $13.7 million restructuring charge in the quarter related to the restructuring of our books businesses, the outsourcing of US distribution operations, and the implementation of other shared services efficiency initiatives.  It also excludes a deferred tax benefit (+$5.9 million) related to a future reduction in the UK income tax rate that was enacted in the quarter.  Adjusted EPS performance was driven by revenue growth, including the high-margin backfile sale and restructuring savings, partially offset by an increase in technology expense related to our ERP implementation and other systems development, as well as higher legal provisions.  Third quarter EPS on a US GAAP basis declined 15% to $0.61, including an adverse currency impact of $0.06.  Nine month adjusted EPS declined 11% on a constant currency basis to $2.04, but was up 2% excluding both currency and the shift to time-based journal subscriptions.  On a US GAAP basis, EPS for the nine months declined 13%, including an adverse currency impact of $0.14.

•
Free Cash Flow was $18.9 million for the first nine months of the year compared to $80.0 million in the prior year period.  Lower cash from operations (-$38 million) reflected lower cash earnings and less favorable timing of cash collections.  Higher capital spending (+$22 million) reflected investment in the ERP deployment and other systems, as well as the global headquarters office transformation.

•
Credit Facility: On March 1, Wiley amended its existing revolving credit agreement, increasing its capacity to $1.1 billion and extending the term by five years to March 2021.  The proceeds of the amended facility will be used for general corporate purposes, including seasonal operating cash requirements and strategic acquisitions.  At the end of January, Wiley’s net debt to EBITDA ratio was 1:1.

•
Share Repurchases: Wiley repurchased 347,961 shares this quarter at a cost of $15.0 million, an average of $43.11 per share.  Approximately 963,000 shares remain in the current repurchase authorization.

RESEARCH
•
Revenue:  Third quarter revenue of $224.7 million was down 5% on a constant currency basis but rose 7% excluding the $29 million transitional impact from the shift to time-based journal subscriptions.  Steady performance in journal subscriptions (flat excluding impact of currency and the shift to time-based journal subscriptions) and double-digit growth in Licensing, Reprints, and Backfiles (+22%), Author-Funded Access (+11%), and Books and References (+13%) all contributed to revenue growth.  Results included a large journal backfile sale ($10 million) to a national consortium.  As background, a journal backfile sale provides perpetual access to a historical collection of Wiley journals.  Digital Books also had a strong quarter (+84%), primarily due to a large digital book sale ($4 million) to another government sponsor.  For the nine months, Research revenue was even compared to prior year at constant currency and excluding the impact of the shift to time-based journal subscriptions.

•
Transition to Time-Based Subscriptions: As previously announced, Wiley is transitioning from issue-based to time-based digital journal subscription agreements for calendar year 2016 in order to simplify the contracting and administration of such agreements.  The change in subscriber agreements will shift roughly $37 million of revenue and $0.40 of EPS from FY16 to FY17, with recurring effect annually thereafter.  We previously estimated these impacts to be $35 million of revenue and $0.35 of EPS.  The shift to time-based subscriptions will not impact cash flow.

•
Calendar Year 2016 Journal Subscriptions:  At the end of January, calendar year 2016 Journal Subscriptions were up 1% on a constant currency basis, with 79% of targeted business under contract for the 2016 calendar year.

•
Adjusted Contribution to Profit (CTP):  Third quarter adjusted CTP of $57.4 million declined 17% on a constant currency basis but rose 18% excluding currency and the CTP margin impact from shifting to time-based journal subscriptions ($25 million).  CTP growth was driven by revenue performance, including a high margin contribution from the $10 million journal backfile sale, as well as restructuring savings.  Third quarter CTP on a US GAAP basis was $52.9 million compared to $67.7 million in the prior year period. For the nine months, adjusted CTP was down 9% at constant currency but up 2% excluding currency and the shift to time-based journal subscriptions.

•
Society Business:  56 society journals were renewed during the quarter, worth approximately $27.5 million in combined annual revenue, and six were not renewed, worth $4.8 million annually.  For calendar year 2016 publishing contracts, society publishing wins vs. losses are modestly net positive.

PROFESSIONAL DEVELOPMENT
•
Revenue:  Third quarter revenue declined 1% on a constant currency basis to $103.4 million primarily due to an unfavorable reporting comparison with the prior year, when Corporate Learning (CrossKnowledge) reported five months of results.  Excluding the two additional months for Corporate Learning in the prior year period (-$5 million), Professional Development revenue grew 4%.  Online Test Preparation had a very strong quarter (+69%), with performance driven by CFA, CMA, and CPAexcel® products.  Book revenue was down 5%.  For the nine months, Professional Development revenue grew 2% due to growth in Corporate Learning (+30%) and strong double-digit growth in Online Test Preparation (+38%), offsetting a decline in Books (-5%).

•
Adjusted Contribution to Profit (CTP):  Adjusted CTP rose 47% on a constant currency basis to $18.4 million.  Excluding the two extra months for Corporate Learning in the prior year period, Professional Development adjusted CTP grew 19%.  Performance reflected efficiency gains and restructuring savings.  Third quarter CTP on a US GAAP basis was $17.0 million compared to $9.3 million in the prior year period. Nine month adjusted CTP was up 89% over prior year on a constant currency basis.

•
CrossKnowledge/L’Oréal platform:  In February, CrossKnowledge announced the launch of MySalon-Edu.com, an online platform that focuses on salon education, in conjunction with L’Oréal group.  The e-cademy massive online open course (MOOC) was created for professional hairdressers and beauticians.

EDUCATION
•
Revenue:  Third quarter revenue rose 1% on a constant currency basis to $108.3 million, with Custom Material (+20%), Online Program Management (+13%), and WileyPLUS Course Workflow (+6%) more than offsetting a decline in Print Textbooks (-16%).  For the nine months, Education revenue declined 3% at constant currency to $291 million.

•
Adjusted Contribution to Profit (CTP):  Third quarter adjusted CTP declined 7% on a constant currency basis to $24.3 million, reflecting continued investment in new programs for Online Program Management and lower Print Textbook revenue, partially offset by cost savings. Third quarter CTP on a US GAAP basis was $23.3 million compared to $26.7 million in the prior year period. For the nine months, Education CTP was down 16% at constant currency to $44.6 million, reflecting the Print Textbook revenue decline and investment in Online Program Management.

•
Online Program Management (formerly Deltak):  Wiley added six degree programs and retired one non-revenue generating partner in the quarter.  At the end of January, Wiley had 38 partners and 222 online degree programs under contract.

Earnings Conference Call
•	Scheduled for today, March 8, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 364-3108 and enter the participant code 8846731#.
•	International callers, please dial (719) 325-2354 and enter the participant code 8846731#.
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test preparation and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2016 AND 2015
(in thousands, except per share amounts)

THIRD QUARTER ENDED JANUARY 31,

	2016			2015			% Change
	US GAAP	Adjustments (A-B)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$436,393	-	436,393	465,905	-	465,905	-6%	-3%

Costs and Expenses
Cost of Sales	120,226	-	120,226	124,245	-	124,245	-3%	0%
Operating and Administrative	250,656	-	250,656	250,479	-	250,479	0%	3%
Restructuring Charges (A)	13,713	(13,713)	-	24,034	(24,034)	-
Amortization of Intangibles	12,179	-	12,179	13,105	-	13,105	-7%	-4%

Total Costs and Expenses	396,774	(13,713)	383,061	411,863	(24,034)	387,829	-4%	2%

Operating Income	39,619	13,713	53,332	54,042	24,034	78,076	-27%	-27%
Operating Margin	9.1%		12.2%	11.6%		16.8%

Interest Expense	(4,590)	-	(4,590)	(4,365)	-	(4,365)	5%	5%
Foreign Exchange Gain	1,431	-	1,431	2,783	-	2,783
Interest Income and Other	786	-	786	800	-	800	-2%	-2%

Income Before Taxes	37,246	13,713	50,959	53,260	24,034	77,294	-30%	-28%

Provision for Income Taxes (A-B)	1,728	10,000	11,728	10,712	7,678	18,390	-84%	-29%

Net Income	$35,518	3,713	39,231	42,548	16,356	58,904	-17%	-27%

Earnings Per Share- Diluted (A-B)	$0.61	0.06	0.67	0.72	0.28	0.99	-15%	-26%

Average Shares - Diluted	58,204	58,204	58,204	59,343	59,343	59,343

NINE MONTHS ENDED JANUARY 31,

	2016			2015			% Change
	US GAAP	Adjustments (A-B)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$1,292,736	-	1,292,736	1,380,794	-	1,380,794	-6%	-2%

Costs and Expenses
Cost of Sales	356,719	-	356,719	382,839	-	382,839	-7%	-3%
Operating and Administrative	733,141	-	733,141	755,541	-	755,541	-3%	1%
Restructuring Charges (Credits) (A)	20,832	(20,832)	-	23,879	(23,879)	-
Amortization of Intangibles	37,251	-	37,251	38,859	-	38,859	-4%	-1%

Total Costs and Expenses	1,147,943	(20,832)	1,127,111	1,201,118	(23,879)	1,177,239	-4%	0%

Operating Income	144,793	20,832	165,625	179,676	23,879	203,555	-19%	-14%
Operating Margin	11.2%		12.8%	13.0%		14.7%

Interest Expense	(12,487)	-	(12,487)	(13,015)	-	(13,015)	-4%	-4%
Foreign Exchange (Loss) Gain	1,389	-	1,389	2,828	-	2,828
Interest Income and Other	2,094	-	2,094	2,218	-	2,218	-6%	-6%

Income Before Taxes	135,789	20,832	156,621	171,707	23,879	195,586	-21%	-14%

Provision for Income Taxes (A-B)	24,214	12,767	36,981	41,736	7,654	49,390	-42%	-20%

Net Income	$111,575	8,065	119,640	129,971	16,225	146,196	-14%	-12%

Earnings Per Share- Diluted (A-B)	$1.90	0.14	2.04	2.18	0.27	2.45	-13%	-11%

Average Shares - Diluted	58,711	58,711	58,711	59,632	59,632	59,632

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2016 AND 2015

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Third Quarter Ended		Nine Months Ended
	January 31,		January 31,
	2016	2015	2016	2015

US GAAP Earnings Per Share - Diluted	$0.61	$0.72	$1.90	$2.18
Adjusted to exclude the following:
Restructuring Charges (A)	(0.16)	(0.28)	(0.24)	(0.27)
Deferred Income Tax Benefit on UK Rate Change (B)	0.10		0.10

Adjusted Earnings Per Share - Diluted	$0.67	$0.99	$2.04	$2.45

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
a
Restructuring Charges: The adjusted results for the three and nine months ended January 31, 2016 exclude restructuring charges related to the Company's Restructuring and Reinvestment Program of $13.7 million or $0.16 per share, and $20.8 million or $0.24 per share, repsectively.  The adjusted results for the three and nine months ended January 31, 2015 exclude a restructuring charge of $24.0 million or $0.28 per share, and $23.9 or $0.27 per share, respectively.

b
Deferred Income Tax Benefit on UK Rate Change: The adjusted results for the three and nine months ended January 31, 2016 exclude deferred tax benefits of $5.9 million, or $0.10 per share, associated with tax legislation enacted in the third quarter of fiscal year 2016 in the United Kingdom that reduced the U.K. corporate income tax rates by 2%.  The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates of 19% effective April 1, 2017 and 18% effective April 1, 2020 and had no current cash tax impact.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2016 AND 2015
(in thousands)

THIRD QUARTER ENDED JANUARY 31,

	2016			2015			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$224,719	-	224,719	246,454	-	246,454	-9%	-5%
Professional Development	103,399	-	103,399	108,587	-	108,587	-5%	-1%
Education	108,275	-	108,275	110,864	-	110,864	-2%	1%

Total	$436,393	-	436,393	465,905	-	465,905	-6%	-3%

Direct Contribution to Profit
Research	$92,730	4,461	97,191	109,453	4,507	113,960	-15%	-11%
Professional Development	40,447	1,382	41,829	35,698	3,588	39,286	13%	10%
Education	44,397	1,020	45,417	46,800	1,033	47,833	-5%	-1%

Total	$177,574	6,863	184,437	191,951	9,128	201,079	-7%	-5%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$52,900	4,461	57,361	67,729	4,507	72,236	-22%	-17%
Professional Development	17,014	1,382	18,396	9,307	3,588	12,895	83%	47%
Education	23,280	1,020	24,300	26,658	1,033	27,691	-13%	-7%

Total	$93,194	6,863	100,057	103,694	9,128	112,822	-10%	-7%

Unallocated Shared Services and Admin. Costs	(53,575)	6,850	(46,725)	(49,652)	14,906	(34,746)	8%	37%

Operating Income	$39,619	13,713	53,332	54,042	24,034	78,076	-27%	-27%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(23,232)	2,355	(20,877)	(25,418)	4,052	(21,366)	-9%	1%
Technology and Content Management	(69,421)	2,670	(66,751)	(62,607)	1,842	(60,765)	11%	12%
Finance	(15,348)	2,740	(12,608)	(13,155)	164	(12,991)	17%	0%
Other Administration	(29,954)	(915)	(30,869)	(36,729)	8,848	(27,881)	-18%	14%
Total	$(137,955)	6,850	(131,105)	(137,909)	14,906	(123,003)	0%	9%

NINE MONTHS ENDED JANUARY 31,

	2016			2015			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$700,497	-	700,497	766,149	-	766,149	-9%	-4%
Professional Development	301,230	-	301,230	306,581	-	306,581	-2%	2%
Education	291,009	-	291,009	308,064	-	308,064	-6%	-3%

Total	$1,292,736	-	1,292,736	1,380,794	-	1,380,794	-6%	-2%

Direct Contribution to Profit
Research	$310,424	5,327	315,751	346,931	4,322	351,253	-11%	-5%
Professional Development	123,225	1,587	124,812	106,207	3,833	110,040	16%	17%
Education	103,534	1,214	104,748	116,104	1,084	117,188	-11%	-7%

Total	$537,183	8,128	545,311	569,242	9,239	578,481	-6%	-1%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$185,568	5,327	190,895	217,906	4,322	222,228	-15%	-9%
Professional Development	54,780	1,587	56,367	26,629	3,833	30,462	106%	89%
Education	43,347	1,214	44,561	55,083	1,084	56,167	-21%	-16%

Total	$283,695	8,128	291,823	299,618	9,239	308,857	-5%	-1%

Unallocated Shared Services and Admin. Costs	(138,902)	12,704	(126,198)	(119,942)	14,640	(105,302)	16%	25%

Operating Income	$144,793	20,832	165,625	179,676	23,879	203,555	-19%	-14%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(66,573)	4,320	(62,253)	(72,342)	4,436	(67,906)	-8%	-4%
Technology and Content Management	(193,388)	3,443	(189,945)	(184,178)	1,285	(182,893)	5%	7%
Finance	(39,415)	2,315	(37,100)	(39,370)	71	(39,299)	0%	-1%
Other Administration	(93,014)	2,626	(90,388)	(93,676)	8,848	(84,828)	-1%	11%
Total	$(392,390)	12,704	(379,686)	(389,566)	14,640	(374,926)	1%	5%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.

Note: As part of Wiley’s Restructuring and Reinvestment Program, the Company consolidated certain decentralized business functions (Sales Support, Marketing Services, etc.) into global shared service functions. These newly centralized service groups enable significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within the shared service functions and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2016 AND 2015
(in thousands)

	Third Quarter Ended				Nine Months Ended
	January 31,				January 31,
	2016	2015	% Change	% Change excl. FX	2016	2015	% Change	% Change excl. FX

Research:
Direct Contribution to Profit	92,730	109,453	-15%	-12%	310,424	346,931	-11%	-6%
Restructuring Charges (Credits) (A)	4,461	4,507			5,327	4,322
Adjusted Direct Contribution to Profit	97,191	113,960	-15%	-11%	315,751	351,253	-10%	-5%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(9,511)	(10,722)	-11%	-8%	(29,775)	(34,141)	-13%	-8%
Technology and Content Management	(23,365)	(23,455)	0%	1%	(73,170)	(73,030)	0%	3%
Occupancy and Other	(6,954)	(7,547)	-8%	-3%	(21,911)	(21,854)	0%	7%
Adjusted Contribution to Profit (after allocated	57,361	72,236	-21%	-17%	190,895	222,228	-14%	-9%
Shared Services and Admin. Costs)

Professional Development:
Direct Contribution to Profit	40,447	35,698	13%	17%	123,225	106,207	16%	19%
Restructuring Charges (A)	1,382	3,588			1,587	3,833
Adjusted Direct Contribution to Profit	41,829	39,286	6%	10%	124,812	110,040	13%	17%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(7,164)	(7,401)	-3%	0%	(20,820)	(23,671)	-12%	-9%
Technology and Content Management	(10,345)	(12,496)	-17%	-16%	(30,403)	(35,668)	-15%	-13%
Occupancy and Other	(5,924)	(6,494)	-9%	-4%	(17,222)	(20,239)	-15%	-10%
Adjusted Contribution to Profit (after allocated	18,396	12,895	43%	47%	56,367	30,462	85%	89%
Shared Services and Admin. Costs)

Education:
Direct Contribution to Profit	44,397	46,800	-5%	-1%	103,534	116,104	-11%	-7%
Restructuring Charges (A)	1,020	1,033			1,214	1,084
Adjusted Direct Contribution to Profit	45,417	47,833	-5%	-1%	104,748	117,188	-11%	-7%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(4,111)	(3,341)	23%	29%	(11,276)	(9,886)	14%	20%
Technology and Content Management	(13,427)	(13,111)	2%	5%	(37,237)	(40,647)	-8%	-6%
Occupancy and Other	(3,579)	(3,690)	-3%	0%	(11,674)	(10,488)	11%	14%
Adjusted Contribution to Profit (after allocated	24,300	27,691	-12%	-7%	44,561	56,167	-21%	-16%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after	100,057	112,822	-11%	-7%	291,823	308,857	-6%	-1%
allocated Shared Services and Admin. Costs)

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(53,575)	(49,652)	8%	10%	(138,902)	(119,942)	16%	20%
Restructuring Charges (Credits) (A)	6,850	14,906			12,704	14,640
Adjusted Unallocated Shared Services and Admin. Costs	(46,725)	(34,746)	34%	37%	(126,198)	(105,302)	20%	25%

Adjusted Operating Income	53,332	78,076	-32%	-27%	165,625	203,555	-19%	-14%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.
Note: As part of Wiley’s Restructuring and Reinvestment Program, the Company consolidated certain decentralized business functions (Sales Support, Marketing Services, etc.) into global shared service functions. These newly centralized service groups enable significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within the shared service functions and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2016 AND 2015
(in thousands)

	ThirdQuarter				Nine Months
	Ended January 31,		% of	% Change	Ended January 31,		% of	% Change
	2016	2015	Revenue	excl. FX	2016	2015	Revenue	excl. FX

RESEARCH
Journal Revenue
Journal Subscriptions	$122,941	155,680	55%	-19%	$442,945	496,650	63%	-6%
Author-Funded Access	6,427	6,064	3%	11%	18,299	16,560	3%	18%
Licensing, Reprints, Backfiles, and Other	51,310	44,063	23%	22%	127,107	136,617	18%	-1%
Total Journal Revenue	180,678	205,807	80%	-9%	588,351	649,827	84%	-5%

Books and References:
Print Books	24,841	27,394	11%	-6%	71,401	78,556	10%	-5%
Digital Books	16,140	8,741	7%	84%	32,677	27,797	5%	21%
Licensing and Other	3,060	4,512	1%	-10%	8,068	9,969	1%	-4%
Total Books and References Revenue	44,041	40,647	20%	13%	112,146	116,322	16%	1%

Total Revenue	$224,719	246,454	100%	-5%	$700,497	766,149	100%	-4%

PROFESSIONAL DEVELOPMENT
Knowledge Services:
Print Books	$52,274	56,113	51%	-5%	$150,232	162,004	50%	-5%
Digital Books	10,347	11,193	10%	-6%	32,918	36,167	11%	-7%
Online Test Preparation and Certification	6,808	4,030	7%	69%	20,983	15,230	7%	38%
Other Knowledge Service Revenue	7,849	8,165	8%	-1%	18,754	20,478	6%	-6%
	77,278	79,501	75%	-1%	222,887	233,879	74%	-2%

Talent Solutions:
Assessment	13,160	12,891	13%	2%	42,145	41,200	14%	2%
Corporate Learning	12,961	16,195	13%	-5%	36,198	31,502	12%	30%
	26,121	29,086	25%	-2%	78,343	72,702	26%	14%

Total Revenue	$103,399	108,587	100%	-1%	$301,230	306,581	100%	2%

EDUCATION
Books:
Print Textbooks	$31,100	40,473	29%	-16%	$96,703	126,708	33%	-18%
Digital Books	11,001	11,042	10%	2%	25,644	25,246	8%	6%
	42,101	51,515	39%	-12%	122,347	151,954	42%	-14%

Custom Material	16,300	13,625	15%	20%	51,333	49,597	18%	3%

Course Workflow (WileyPLUS)	21,900	20,841	20%	6%	41,366	40,555	14%	4%

Online Program Management (Deltak)	26,056	23,045	24%	13%	69,753	58,981	24%	18%

Other Education Revenue	1,919	1,838	2%	4%	6,211	6,977	2%	-11%

Total Revenue	$108,275	110,864	100%	1%	$291,009	308,064	100%	-3%

Note: Segment Revenue Categorization

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	January 31,		April 30,
	2016	2015	2015
Current Assets
Cash & cash equivalents	$535,859	260,215	457,441
Accounts receivable	242,390	220,311	147,183
Inventories	53,747	65,027	63,779
Prepaid and other	71,529	68,369	72,516
Total Current Assets	903,525	613,922	740,919
Product Development Assets	73,906	71,124	69,589
Technology, Property and Equipment	207,515	187,643	193,010
Intangible Assets	872,224	933,299	917,621
Goodwill	938,796	964,818	962,367
Income Tax Deposits	59,591	60,133	57,098
Other Assets	58,851	63,069	63,639
Total Assets	3,114,408	2,894,008	3,004,243

Current Liabilities
Short-term debt	150,000	100,000	100,000
Accounts and royalties payable	205,724	202,173	161,465
Deferred revenue	305,541	307,783	372,051
Accrued employment costs	82,400	79,063	93,922
Accrued income taxes	10,023	9,450	9,484
Accrued pension liability	4,590	4,567	4,594
Other accrued liabilities	68,658	61,025	62,167
Total Current Liabilities	826,936	764,061	803,683
Long-Term Debt	814,728	588,111	650,090
Accrued Pension Liability	185,976	144,818	209,727
Deferred Income Tax Liabilities	192,220	222,922	198,947
Other Long-Term Liabilities	78,465	89,016	86,756
Shareholders' Equity	1,016,083	1,085,080	1,055,040
Total Liabilities & Shareholders' Equity	$3,114,408	2,894,008	3,004,243

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Nine Months Ended
	January 31,
	2016	2015
Operating Activities:
Net income	$111,575	129,971
Amortization of intangibles	37,251	38,859
Amortization of composition costs	30,047	30,695
Depreciation of technology, property and equipment	50,820	46,225
Restructuring charges (credits)	20,832	23,879
Restructuring payments	(24,809)	(25,473)
Deferred income tax benefit on UK rate change	(5,859)	-
Share-based compensation expense	12,292	11,778
Excess tax benefits from share-based compensation	(517)	(2,487)
Royalty advances	(79,026)	(77,265)
Earned royalty advances	71,761	77,755
Other non-cash charges and credits	15,492	30,407
Change in deferred revenue	(57,959)	(62,822)
Net change in operating assets and liabilities	(65,289)	(67,371)
Cash Provided by Operating Activities	116,611	154,151

Investments in organic growth:
Composition spending	(28,627)	(26,872)
Additions to technology, property and equipment	(69,048)	(47,293)

Free Cash Flow	18,936	79,986

Other Investing and Financing Activities:
Acquisitions, net of cash	(17,972)	(172,661)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Repayment of long-term debt	(158,861)	(550,083)
Borrowings of long-term debt	323,500	435,700
Borrowings of short-term Debt	50,000	100,000
Change in book overdrafts	(3,287)	(8,742)
Cash dividends	(52,612)	(51,491)
Purchase of treasury shares	(59,704)	(61,981)
Proceeds from exercise of stock options and other	556	24,492
Excess tax benefits from share-based compensation	517	2,487
Cash Provided by (Used for) Investing and Financing Activities	82,137	(281,179)

Effects of Exchange Rate Changes on Cash	(22,655)	(24,969)

Increase (Decrease) in Cash and Cash Equivalents for Period	$78,418	(226,162)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(28,627)	(26,872)
Additions to technology, property and equipment	(69,048)	(47,293)
Acquisitions, net of cash	(17,972)	(172,661)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Cash Used for Investing Activities	$(115,647)	(245,726)

Financing Activities:
Cash Used for Investing and Financing Activities	$82,137	(281,179)
Excluding:
Acquisitions, net of cash	(17,972)	(172,661)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Cash Provided by (Used For) Financing Activities	$100,109	(109,618)

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: March 8, 2016